Haynie & Company
Certified Public Accountants
& Management Consultants

1785 West 2320 South
Salt Lake City, UT 84119
801-972-4800
801-972-8941
www.HaynieCPAs.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of International Isotopes, Inc. for the year ended December 31, 2024 of our report dated March 4, 2025 in its Registration Statement on Form S-8 (No. 333-252900, No. 333-228374, No. 333-206369, 333-121335 and No. 333-158575), and Form S-3 (No. 333-142674) relating to the financial statements for the year ended December 31, 2024 listed in the accompanying index.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
March 4, 2025